AGREEMENT

         This Agreement is between KIM INTERNATIONAL MANUFACTURING, INC. ("KIM") and NETMAXIMIZER.COM ("Retailer").

         KIM is a manufacturer and wholesale distributor of jewelry items (the "Products"). KIM employs various means of marketing and distributing the products, including, without limitation, compiling and producing a catalog which is updated from time-to-time. The catalogs and all supplements thereto are copyrighted materials and have been and will continue to be developed and updated at great expense to KIM (collectively, the "Catalog").

         Retailer has purchased and will continue to purchase Products from time-to-time from KIM. Retailer has also requested that KlM make the Catalog available to Retailer for display solely on Retailer's internet website to promote the sale of the Products by Retailer.

         KlM is willing to grant Retailer a non-exclusive limited right to display the Catalog on Retailer's internet website subject to the terms and conditions of this Agreement.

         Based upon the foregoing recitals, the mutual covenants and undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Grant. KIM hereby grants Retailer a limited, non-exclusive license (the "License") solely for the purpose of displaying the Catalog on Retailer's internet website and provided Retailer is not in default under this Agreement or any other agreement, written or oral, with KlM. As a condition precedent to this Agreement, Retailer agrees to prominently and conspicuously mark and identify ail displays or depictions of the Catalog as being copyrighted materials owned solely by, KIM in such form and content as may be approved by KIM. Retailer expressly acknowledges that KIM is the sole owner of the Catalog and all related rights thereto and KIM may grant similar rights to display or otherwise use the Catalog or any portion thereof to other persons or entities at such times and upon such terms as KIM may decide in its sole and absolute discretion. KIM's right to grant such rights to third parties is in addition to KIM's unlimited rights to use the Catalog for its own purposes in any manner whatsoever.

         2. Efforts. As a material inducement to KIM to enter into this Agreement, Retailer agrees to use its best efforts to actively market and promote sales of the Products in a manner consistent with the first-class image of KIM and the Products.

         3. Limited Rights. Except as expressly provided herein, Retailer shall have no right whatsoever to use the Catalog or any portion thereof in any other manner, including, without limitation, copying, making extracts, permitting others to download or otherwise duplicate all or arty portion of the Catalog. Retailer acknowledges that KlM has invested years of effort and substantial sums of money to produce, develop and continually refine all aspects of the Catalog and the Catalog is critical to KIM's ability to sell Products and in maintaining the first class image of KlM and the Products.

         4. No Royalties. Retailer shall not be obligated to pay KlM any royalties for displaying the Catalog on Retailer's internet website during the term of this Agreement.

         5. No Ownership or Other Rights. Retailer hereby acknowledges the proprietary nature of the Catalog and its contents and that Retailer has no right, title or interest to the Catalog and all use of the Catalog shall inure to the benefit of KlM. Retailer shall have no right whatsoever to change, alter or modify any part of the Catalog whether on Retailer's internet website or otherwise.

         6. Term. This Agreement may be terminated by either party upon five days' prior notice. Notwithstanding the preceding sentence, this Agreement and ail of Retailer's rights hereunder shall immediately and automatically terminate upon Retailer's breach of any term or provision of this Agreement or any other agreement with KlM, including, without limitation, any failure to timely pay any monies now or hereafter due KlM. Upon termination o this Agreement, with or without cause, Retailer shall immediately return to KlM all copies of the Catalog or any portions thereof regardless of the form (e.g. electronic, tape, paper or otherwise) and destroy or delete any back-up or other copies of the Catalog.

         7. Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such party's right to thereafter enforce such provision or to enforce arty other provision at any time.

         8. Modification. The terms of this Agreement cannot be modified except by a written instrument signed by the parties.

         9. Entire Agreement. All prior negotiations and understandings of the parties relating to the subject matter hereof are merged herein. This instrument contains the entire agreement between the parties relating to such subject matter and supersedes all agreements, written and oral, if any, relating thereto.

         10. Attorneys' Fees. The prevailing party in any suit brought to enforce or interpret this Agreement shall be entitled to recover reasonable attorneys' fees in addition to any other relief awarded.

         11. Notice. Any notice required or permitted to be sent hereunder shall be effective when actually delivered or when mailed by certified mail, return receipt requested to the party entitled to receive such notice at the address set forth on the signatory page hereof. Each party may change its address for notice by notice to the other party.

         12. Governing Law, Jurisdiction and Venue. This Agreement and the fights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas. In any dispute or proceeding to enforce or interpret this Agreement, the parties expressly consent to the exclusive jurisdiction of the state and federal courts of Dallas County, Texas and venue shall be proper in Dallas County.


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

         Effective the 10th day of September, 1999.

                                        KIM INTERNATIONAL MANUFACTURING, INC.
Address:

14840 Landmark Boulevard                By: ______________________________
Suite 310                                    C.  Mike Kim, General Manager
Dallas, Texas 75240-7033

                                        RETAILER

 Address:                               NETMAXIMIZER.COM, INC.

7491 N. Federal Highway                 By:      /s/ David A. Saltrelli
-----------------------                 -------------------------------
Suite 262                               Title:   President
-----------------------                 -------------------------------
Boca Raton, FL  33487                   Printed Name:  David A. Saltrelli
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